UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

Commission File Number: 000-50768

ACADIA Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

06-1376651

(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121

(Address of principal executive offices)

(858) 558-2871

(Registrant’s Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2012, ACADIA Pharmaceuticals Inc., a Delaware corporation (“ACADIA”), entered into a Securities Purchase Agreement with the purchasers set forth on Exhibit A thereto (the “Securities Purchase Agreement”), pursuant to which ACADIA has agreed to sell, on December 17, 2012, for an aggregate price of $84.2 million, 19 million shares of its common stock (the “Shares”) and, for an aggregate price of $2.2 million, warrants to purchase 500,000 shares of its common stock (the “Warrants” and, together with the Shares, the “Securities”) with an exercise price of $0.01 per share (the “Private Placement”). The Warrants become exercisable six months after the closing of the Private Placement and expire seven years after the closing of the Private Placement, unless earlier terminated. The Warrants may be exercised for cash or, if the fair market value of ACADIA’s common stock is greater than the per share exercise price, by surrender of a portion of such Warrant in a cashless exercise. The Warrants may not be exercised if the holder’s ownership of shares of ACADIA common stock would exceed 19.99% following such exercise.

Under the terms of the Securities Purchase Agreement, ACADIA has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants, which registration statement is required under the Securities Purchase Agreement to become effective no later than 120 days following the closing. ACADIA will be required to pay liquidated damages of 1.5% of the aggregate purchase price of the Securities per month (up to a cap of 10%) if it does not meet certain obligations with respect to the registration of the Shares and the shares of common stock issuable upon exercise of the Warrants.

Item 3.02.	Unregistered Sales of Equity Securities

On December 12, 2012, ACADIA agreed to a private placement of the Shares and Warrants, which is scheduled to close on December 17, 2012, subject to customary closing conditions. Pursuant to the terms of the Securities Purchase Agreement, ACADIA will sell 19 million shares of its common stock at $4.43 per share and warrants to purchase 500,000 shares of its common stock at a price of $4.42 per warrant. The Warrants have an exercise price of $0.01 per share.

The aggregate offering price of the Securities to be sold is approximately $86.4 million and the aggregate placement agent commissions will be approximately $5.2 million. Jefferies & Company, Inc. and Cowen and Company, LLC are acting as joint lead placement agents and JMP Securities LLC is acting as co-placement agent in the transaction.

The Shares and the Warrants to be issued to the purchasers have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. ACADIA is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder.

As described in Item 1.01 of this current report, which is incorporated by reference into this Item 3.02, ACADIA has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. The Shares and the Warrants may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this current report nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of ACADIA.

Item 8.01	Other Events.

On December 12, 2012, ACADIA issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously disclosed, on January 27, 2012 the Board of Directors of ACADIA elected William M. Wells as a director of ACADIA to fill an existing vacancy. ACADIA issued a press release on January 30, 2012 announcing the election of Mr. Wells, and also timely filed an initial statement of beneficial ownership for Mr. Wells on Form 3. However, due to an oversight, ACADIA did not timely file a Current Report on Form 8-K reporting the event. Upon becoming aware of the oversight, on December 3, 2012 ACADIA filed a Current Report on Form 8-K for the event (the “Current Report”). As a result of not timely filing the Current Report, and upon filing ACADIA’s Annual Report on Form 10-K for the year ended December 31, 2011 on March 6, 2012, ACADIA became ineligible to use its effective shelf registration statement on Form S-3 (File No. 333-178748) (the “Registration Statement”).

Subsequent to March 6, 2012 and prior to becoming aware of the untimely filing of the Current Report, ACADIA sold shares of its common stock under the Registration Statement pursuant to an at-the-market issuance sales agreement. These sales consisted of an aggregate of 3,491,500 shares sold from August 13, 2012 to September 19, 2012, at prices ranging from approximately $1.64 to $2.29 per share, and an aggregate of 1,855,637 shares sold on November 27, 2012, at an average price of about $5.74 (the “ATM Sales”).

Because ACADIA was not eligible to use Form S-3 at the time of the ATM Sales, the ATM Sales could be determined to be unregistered sales of securities. Consequently, direct purchasers in the ATM Sales transactions may have rescission rights pursuant to which they could be entitled to recover the amount paid for such shares, plus statutory interest, upon returning the shares to ACADIA. If all of the purchasers in the ATM Sales transactions demanded rescission of their purchases and it were determined that every such investor were entitled to such rescission rights, ACADIA could be obligated to repay an aggregate of approximately $7.0 million for the sales in August and September 2012 and approximately $10.7 million from the sales on November 27, 2012, in each case plus statutory interest. Rescission rights would arise due to a potential violation of Section 5 of the Securities Act. The Securities Act requires that any claim brought for such a violation of Section 5 of the Securities Act be brought within one year of the violation.

In addition, if it were determined that ACADIA sold unregistered securities, the sale of any such unregistered securities could subject ACADIA to enforcement actions or penalties and fines by federal or state regulatory authorities. ACADIA is unable to predict the likelihood of any claims or actions being brought against ACADIA in connection with these events, or the amount of any potential penalties or fines.

Since becoming aware of the untimely filing of the Current Report, ACADIA has not offered any securities under the Registration Statement, and will not do so before ACADIA regains its Form S-3 eligibility, which is expected to occur after February 28, 2013. ACADIA also has an effective resale registration statement on Form S-3 (File No. 333-171722) (the “Resale Registration Statement”). To ACADIA’s knowledge, no sales of securities have occurred under the Resale Registration Statement.

ACADIA has set forth in this report certain views in the interest of providing full and appropriate disclosure to the market concerning the matters discussed herein. By making such disclosures, ACADIA does not intend to imply that it believes it will be subject to rescission or other liability or other actions relating to the matters discussed herein, and ACADIA reserves all of its legal rights with respect to such matters.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 12, 2012.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the closing of the transaction contemplated by the Securities Purchase Agreement, the filing of a registration statement pursuant to the Securities Purchase Agreement, future obligations of the parties to the Securities Purchase Agreement, potential rescission claims that may be brought against ACADIA and the extent of ACADIA’s liability in connection therewith, potential penalties and fines that may be imposed on ACADIA by federal and state regulatory authorities, and ACADIA’s future eligibility to use Form S-3. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, including uncertainties about the future trading price of ACADIA s common stock, factors affecting the likelihood of any applicable regulatory authorities seeking imposition of fines or penalties against ACADIA, and factors affecting ACADIA’s ability to regain eligibility to use Form S-3, some of which are discussed in ACADIA’s annual report on Form 10-K for the year ended December 31, 2011 as well as other subsequent filings with the Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: December 12, 2012	By:	/s/ Glenn F. Baity
Name: Glenn F. Baity
Title: Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated December 12, 2012.